UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 31, 2026, NexGel, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 6,398,925 shares of common stock represented in person or by proxy of the 9,225,242 shares of common stock entitled to be cast, constituting a quorum. The Company’s stockholders voted on the seven proposals listed below, which proposals are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 9, 2026 (the “2025 Proxy Statement”), which is incorporated by reference herein. The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1: TO ELECT SEVEN (7) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	Votes For	Withheld	Broker Non-Votes
Adam Levy	3,598,808	176,850	2,623,267
Steven Glassman	3,736,195	39,463	2,623,267
Steven A. Ciardiello	3,747,161	28,497	2,623,267
Scott R. Henry	3,130,618	645,040	2,623,267
Dr. Jerome B. Zeldis	3,565,711	209,947	2,623,267
Brian J. Kieser	3,255,404	520,254	2,623,267
Kevin M. Harris	3,265,350	510,308	2,623,267

As a result, each of Mr. Levy, Mr. Glassman, Mr. Ciardiello, Dr. Zeldis, Mr. Kieser and Mr. Harris was elected for a term expiring at the Company’s 2027 Annual Meeting of Stockholders. As previously disclosed, Mr. Henry resigned as a member of the Company’s Board of Directors effective July 1, 2026 and no longer serves as a director of the Company.

PROPOSAL 2: TO APPROVE, FOR PURPOSES OF NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE PROMISSORY NOTES AND EXERCISE OF THE WARRANTS ISSUED IN THE APRIL 2026 AND MAY 2026 PRIVATE PLACEMENT TRANSACTIONS, INCLUDING THE CONVERTIBLE PROMISSORY NOTE ISSUED TO CELULARITY INC.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,582,916	185,847	6,895	2,623,267

As a result, the issuance of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants issued in the April 2026 and May 2026 private placement transactions, in accordance with Nasdaq Listing Rule 5635(d), was approved.

PROPOSAL 3: TO APPROVE THE REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF NEVADA

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,761,539	2,010,108	4,011	2,623,267

As a result, Proposal 3, the reincorporation of the Company from the State of Delaware to the State of Nevada, did not receive the affirmative vote of a majority of the outstanding shares of common stock required for approval. Proposal 3 was not approved by the Company’s stockholders.

PROPOSAL 4: TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 25,000,000 TO 100,000,000 SHARES

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,188,609	512,325	74,724	2,623,267

As a result, Proposal 4, the increase in the number of authorized shares of common stock, did not receive the affirmative vote of a majority of the outstanding shares of common stock required for approval. Proposal 4 was not approved by the Company’s stockholders.

PROPOSAL 5: TO APPROVE, AT THE DISCRETION OF THE BOARD OF DIRECTORS, A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-2 TO 1-FOR-10

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,888,389	829,511	57,758	2,623,267

As a result, the proposal to authorize a reverse stock split of the issued and outstanding shares of common stock did not receive the affirmative vote of a majority of the outstanding shares of common stock required for approval. Proposal 5 was not approved by the Company’s stockholders.

PROPOSAL 6: TO APPROVE, ON AN ADVISORY AND NON-BINDING BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE 2026 PROXY STATEMENT.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

2,867,532	663,066	245,060	2,623,267

As a result, the compensation of the Company’s named executive officers, as disclosed in the 2026 Proxy Statement, was approved on an advisory basis.

PROPOSAL 7: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TURNER, STONE & COMPANY, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Votes For	Votes Against	Votes Abstaining

6,230,776	74,291	93,858

As a result, the appointment of Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer